 EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Assignment Ready, Inc., a Delaware corporation
On Assignment Staffing Services, Inc., a Delaware corporation
VSS Holding, Inc., a Nevada corporation
VISTA Staffing Solutions, Inc., a Utah corporation
VISTA Physician Search and Consulting, Inc., a Utah corporation
VISTA Staffing International, Inc., a Nevada corporation
VISTA Holdings (Hong Kong) Limited, a Hong Kong corporation
Oxford Global Resources, Inc., a Delaware corporation
Other subsidiaries of the Registrant are omitted from this exhibit pursuant to Regulation S-K 601(b)(21)(ii)